================================================================================


                                                                    EXHIBIT 10.3


                          Second Amendment Agreement



                           Dated as of June 29, 2001

             to Note Purchase Agreements dated as of June 1, 1999





             Re:  $22,500,000 7.20% Senior Secured Notes, Series A
                               due June 1, 2004

                                      and

             Re:  $22,500,000 7.20% Senior Secured Notes, Series B
                             due September 1, 2004





================================================================================

                                       Table of Contents

Section                                       Heading                                         Page
Section 1.          Amendments to Existing Note Purchase Agreements......................        2

   Section 1.1.     New Section 7.1(g)...................................................        2
   Section 1.2.     New Section 8.8......................................................        2
   Section 1.3.     Amendment to Section 9.5.............................................        4
   Section 1.4.     Amendment to Section 10.4............................................        4
   Section 1.5.     Amendment to Section 1.2(a)..........................................        4
   Section 1.6.     Amendment to Section 10.10...........................................        4
   Section 1.7.     New Section 10.7.....................................................        4
   Section 1.8.     New Section 10.14....................................................        4
   Section 1.9.     New Section 10.15....................................................        5
   Section 1.10.    Amendment to Section 11(c)(i)........................................        5
   Section 1.11.    Amendments to Definitions............................................        5
   Section 1.12.    Addition of Definitions..............................................        6

Section 2.          Waiver of Event of Default...........................................        8

Section 3.          Amendment No. 1 to the Security Agreement............................        8

Section 4.          Amendment No. 1 to the Parent Pledge Agreement.......................       11

Section 5.          Consent to Amendment of Bank Loan Agreement, etc.....................       11

Section 6.          Representations and Warranties.......................................       12

   Section 6.1.     Organization; Power and Authority....................................       12
   Section 6.2.     Authorization, Etc...................................................       12
   Section 6.3.     Compliance with Laws, Other Instruments, Etc.........................       12
   Section 6.4.     No Default or Event of Default.......................................       12
   Section 6.5.     Compliance...........................................................       12
   Section 6.6.     No Consents..........................................................       13
   Section 6.7.     Representations in Note Purchase Agreements..........................       13
   Section 6.8.     Priority; Continued Effectiveness....................................       13
   Section 6.9.     Investment Company Act...............................................       14

Section 6.          Conditions Precedent.................................................       14

   Section 7.1.     Execution............................................................       14
   Section 7.2.     Representations and Warranties.......................................       14
   Section 7.3.     Related Transactions.................................................       14
   Section 7.4.     Amendment Fee........................................................       14
   Section 7.5.     Payment of Fees......................................................       14

Section 8.          Miscellaneous........................................................       14

   Section 8.1.     Governing Law.............................................................  14
   Section 8.2.     Counterparts..............................................................  14
   Section 8.3.     Captions..................................................................  15
   Section 8.4.     References to Existing Note Purchase Agreements or Security Agreement.....  15
   Section 8.5.     Expenses..................................................................  15
   Section 8.6.     Ratification..............................................................  15

Section 9.          Release...................................................................  15

   Section 9.1.     Release...................................................................  15

                            Medallion Funding Corp.
                          Second Amendment Agreement

                         Re: Note Purchase Agreements
                           dated as of June 1, 1999
                                      and
               $22,500,000 7.20% Senior Secured Notes, Series A
                               due June 1, 2004
                                      and
                   $22,500,000 7.20% Senior Notes, Series B
                             due September 1, 2004


To each of the institutional investors
 named on Schedule 1
 attached hereto (the "Holders")

Ladies and Gentlemen:

     Reference is made to the separate Note Purchase Agreements each dated as of June 1, 1999, as amended by that certain First Amendment Agreement dated March 30, 2001 (the "Existing Note Purchase Agreements") between Medallion Funding Corp., a New York corporation (the "Company") and each of the Purchasers named on Schedule A attached thereto (the "Purchasers"), respectively, pursuant to which the Company issued and sold (i) $22,500,000 aggregate principal amount of its 7.20% Senior Secured Notes, Series A, due June 1, 2004 and (ii) $22,500,000 aggregate principal amount of its 7.20% Senior Secured Notes, Series B, due September 1, 2004, all of which are currently outstanding (collectively, the "Outstanding Notes"). The Existing Note Purchase Agreements, as amended hereby, are hereinafter referred to as the "Note Purchase Agreements."

                                   Recitals

     Whereas, the Company desires to make certain amendments to the Existing Note Purchase Agreements. Capitalized terms not otherwise defined herein shall have the meaning set forth for such terms set forth in the Note Purchase Agreements.

     For good and valuable consideration, the Company hereby requests the amendment of certain provisions of the Existing Note Purchase Agreements, as hereinafter provided.

     Upon the acceptance of the Required Holders and satisfaction of the conditions precedent set forth in Section 4 hereof, this Amendment shall constitute a contract between the Company and the Holders, but only in the respects hereinafter set forth:

Medallion Funding Corp.                               Second Amendment Agreement


Section 1.  Amendments to Existing Note Purchase Agreements.

     The Existing Note Purchase Agreements are hereby amended as of the Effective Date (as defined herein) as follows:

   Section 1.1. New Section 7.1(g). Section 7 of the Existing Note Purchase Agreements is hereby amended by adding in the proper alphabetical order the following new Section 7.1(g):

                   "(g)  Borrowing Base Reporting -

            (i) a Borrowing Base Certificate indicating a computation of the Borrowing Base (i) as of the last day of each month commencing with the month ending May 31, 2001 (to be delivered not later than 15 Business Days after the last day of such month), and (ii) promptly following any other date such a certificate is requested by the Agent;"

            (ii) to be delivered not later than 10 days after the last day of any month, a delinquency report listing the Loans delinquent over 60 days and detailing the top ten delinquent Loans;

            (iii) to be delivered not later than thirty (30) days after the last day of any calendar month, monthly underwater reports with respect to all Medallion Loans, monthly loan loss reserve reports, monthly delinquency reports monthly portfolio aging reports, and monthly charge off reports, in each case, in form and substance acceptable to the Agent;

            (iv) no later than December 15, 2001, the Company's strategic financing plan detailing how the Company will achieve its financing strategy goals as presented at its May 17, 2001 meeting with the Agent;

            (v) no later than October 1, 2001, income and outflow quarterly cash projections for the Company and its Parent for October 1, 2001 through December 31, 2002; and

            (vi) to be delivered not later than 60 days after the last day of any fiscal quarter, quarterly reports detailing Total Intercompany Receivables.

     Section 1.2. New Section 8.8. Section 8 of the Existing Note Purchase Agreements is hereby amended by adding in the following new Section 8.8:

     "Section 8.8. Additional Mandatory Prepayments.

            (a) Promptly following the occurrence of any Equity Offering or Debt Offering of the Company or any of its Subsidiaries (following the obtaining of any necessary consents or approvals hereunder or under any other applicable agreements) which results in a Bank Debt Prepayment, the Company shall prepay (or cause any of its applicable Subsidiaries to prepay) the Notes in an amount equal to the holders' Pro Rata

Medallion Funding Corp.                               Second Amendment Agreement


     Share (as defined in the Intercreditor Agreement) of one hundred percent (100%) of the Net Cash Proceeds of any such Equity Offering or Debt Offering, in accordance with the provisions of Section 5 of the Intercreditor Agreement.

            (b) Promptly following the occurrence of any sale, transfer or disposition of the Guarantor's Capital Stock by the Parent (following the obtaining of any necessary consents or approvals hereunder or under any other applicable agreements for such sale, transfer or disposition) which results in a Bank Debt Prepayment, the Company shall cause the Parent to transfer to the Company in order to enable the Company to prepay, if and to the extent permitted by the Collateral Agency Agreement, the Notes in an amount equal to the holders' Pro Rata Share (as defined in the Intercreditor Agreement) of one hundred percent (100%) of the Net Cash Proceeds, in accordance with the provisions of Section 5.3 of the Collateral Agency Agreement.

            (c) Promptly following the occurrence of any sale, transfer or disposition of Loans or other assets of the Company or any of its Subsidiaries (following the obtaining of any necessary consents or approvals hereunder or under any other applicable agreements for such sale, transfer or disposition) which results in a Bank Debt Prepayment, the Company shall prepay the Notes in an amount equal to the holders' Pro Rata Share (as defined in the Intercreditor Agreement) of one hundred percent (100%) of the Net Cash Proceeds of any such sale, transfer or disposition, in accordance with the provisions of Section 5 of the Intercreditor Agreement. With respect to Section 10.3, prepayment by the Company of the Notes under this Section 8.8(c) shall satisfy the obligation to prepay the Notes under the definition of "Debt Prepayment Application."

            (d) In the event that the Company pays Dividends in excess of the minimum amount of Dividends required to be paid for the Company to retain its status as a regulated investment company pursuant to Section 851(a) of the Code (the amount of such excess Dividends is hereafter referred to as the "Excess Dividends"), upon 30 days prior written notice to the holders of the Notes from the Company and concurrently with the payment of such Excess Dividends, the Company shall prepay the Notes in an amount equal to the holders' of the Notes pro rata share of the greater of Payment Amount One or Payment Amount Two; such pro rata share to be determined by dividing the principal amount of the Notes then outstanding by the sum of (i) the outstanding Term Loans (as defined in the Bank Loan Agreement, plus (ii) the Aggregate Revolving Credit Commitment, plus (iii) the aggregate principal amount of the outstanding Swing Line Loans (as defined in the Bank Loan Agreement, plus (iv) the aggregate principal amount of the Notes, plus (v) the aggregate principal amount of all Additional Senior Obligations (as defined in the Intercreditor Agreement).

            (e)    Prepayment of the Notes to be prepaid pursuant to this
     Section 8.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment plus the Make-Whole Amount. On the Business Day preceding the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a statement showing the amount due in connection with such prepayment and setting forth the details of the computation of such amount. Any and all prepayments

Medallion Funding Corp.                               Second Amendment Agreement


     made pursuant to this Section 8.8 shall be allocated among all Notes of each series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment."

   Section 1.3. Amendment to Section 9.5. Section 9.5 of the Existing Note Purchase Agreements shall be and is hereby amended to read as follows:

          "Section 9.5. Corporate Existence, etc. The Company will at all times preserve and keep in full force and effect its corporate existence. The Company will not at any time form, create, own, acquire or allow to exist any Subsidiary. The Company will at all times preserve and keep in full force and effect all rights and franchises of the Company unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect."

   Section 1.4. Amendment to Section 10.4. Section 10.4 of each of the Existing Note Purchase Agreements shall be and is hereby amended to read as follows:

          "The Company will not suffer or permit the sum of Tangible Net Worth minus up to $15,000,000 of the principal amount of Total Intercompany Receivables of the Company, to be less than $56,000,000 at any time."

   Section 1.5. Amendment to Section 10.5. Section 10.5 of each of the Existing Note Purchase Agreements shall be and is hereby amended to read as follows:

          "The Company will not suffer or permit the ratio of (a) Total Liabilities to (b) the sum of Tangible Net Worth minus Total Intercompany Receivables of the Company to be more than 4.85:1 at any time."

   Section 1.6. Amendment to Section 10.10. Section 10.10 of each of the Existing Note Purchase Agreements shall be and is hereby amended in its entirety to read as follows:

          "Section 10.10. Portfolio Purchases. The Company will not make, or obligate itself to make, any Portfolio Purchase.

   Section 1.7. New Section 10.13. Section 10 of the Existing Note Purchase Agreements is hereby amended by adding the following new Section 10.13:

          "Section 10.13. Net Finance Assets. The Company shall not suffer or permit at any time the aggregate unpaid balance of all Senior Debt to exceed the Net Finance Assets."

   Section 1.8. New Section 10.14. Section 10 of the Existing Note Purchase Agreements is hereby amended by adding the following new Section 10.14:

Medallion Funding Corp.                               Second Amendment Agreement


          "Section 10.14.  Minimum EBIT to Interest Expense Ratio.  The
     Company shall not suffer or permit the ratio, at the end of each fiscal quarter of the Company set forth in the table below, of (a) for the fiscal quarter ending June 30, 2001 ("Second FQ01"), EBIT for such fiscal quarter; for the fiscal quarter ending September 30, 2001, the sum of EBIT for the Second FQ01 plus EBIT for the fiscal quarter ending September 30, 2001 ("Third FQ01"); for the fiscal quarter ending December 31, 2001, the sum of EBIT for the Second FQ01 plus EBIT for the Third FQ01 plus EBIT for the fiscal quarter ending December 31, 2001; and, thereafter, EBIT for four (4) consecutive fiscal quarters then ended, to (b) the sum of Interest Expense for such four (4) fiscal quarters or lesser period as described above to be less than the ratio set forth opposite such fiscal quarter in the table below:

                      Fiscal Quarter
                         Ending                         Ratio

                    June 30, 2001                       1.15:1

                    September 30, 2001                  1.20:1

                    December 31, 2001                   1.25:1

                    March 31, 2002 and
                    thereafter"                         1.30:1

   Section 1.9. New Section 10.15. Section 10 of the Existing Note Purchase Agreement is hereby amended by adding the following new Section 10.15:

          "Section 10.15. Intercompany Receivables. Suffer or permit the aggregate principal amount of Total Intercompany Receivables to exceed $15,000,000 at any time."

   Section 1.10. Amendment to Section 11(c)(i). Section 11(c)(i) of each of the Existing Note Purchase Agreements shall be and is hereby amended in its entirety to read as follows:

          "(i) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), 9.8, 10.4 through 10.8, 10.12 through
     10.14 or"

   Section 1.11. Amendments to Definitions. The following definitions of terms set forth in Schedule B to each of the Existing Note Purchase Agreements shall be and are hereby amended by (a) deleting and restating in their entirety the following definitions:

          "Net Finance Assets" shall mean, as of any date of calculation, an amount equal to the sum of:

                (i) cash of up to $5,000,000 and Short Term Investments shown on the Company's balance sheet as of such date, plus

Medallion Funding Corp.                               Second Amendment Agreement


               (ii) 83.33% of the sum, without duplication, of (A) the aggregate outstanding principal balances of, plus accrued interest (excluding deferred interest) on, all Eligible Medallion Loans and Eligible Commercial Loans shown on the Company's balance sheet as of the last day of the most recent month, minus_(B) the portion, if any, of the Loans, plus accrued interest (excluding deferred interest) thereon, that Company, in its reasonable business judgment, deems to be uncollectible or subject to classification as non-accruing, minus
          (C) the Eligible Loans, plus accrued interest (excluding deferred interest) thereon, which are more than 60 days past due, plus

               (iii) 83.33% of 75% of the Eligible Medallion Loans and accrued interest (excluding deferred interest) thereon which are more than 60 days past due, but are less than 91 days past due, plus

               (iv) 83.33% of 65% of the Eligible Medallion Loans and accrued interest (excluding deferred interest) thereon which are more than 90 days past due, but are less than 121 days past due, plus

               (v)    through August 31, 2001, 83.33% of up to $4,000,000 of the
          Advance Amounts of Eligible Yellow Cab Loans;

     provided, that if all or any part of any Loan would be excluded under any of the provisions set forth above, then the entire outstanding principal amount of, plus accrued interest (including deferred interest) on, such Loan shall be excluded."

          "Senior Debt" shall mean the sum of (a) all Indebtedness of the Company under this Agreement, plus (b) all CP Debt of the Company, plus (c) all Indebtedness of the Company under the Bank Loan Agreement, plus (d) any other Indebtedness of the Company secured by a Lien on any assets of the Company.";

and (b) deleting the first parenthetical clause (i) of the definition of "Restricted Payment" in its entirety and substituting in lieu thereof the following new parenthetical:

          "(other than the payment of (i) the sum of (a) the minimum amount of Dividends required to be paid for the Company to retain its status as a regulated investment company pursuant to Section 851(a) of the
          Code), plus (b) the payment of Dividends required to be paid in order to avoid the imposition of income taxes pursuant to the Code".

   Section 1.12. Addition of Definitions. The following definitions of terms shall be and are hereby added to Schedule B to each of the Existing Note Purchase Agreements to read as follows:

          "Adjusted Net Investment Income" shall mean, with respect to the Company, the aggregate income (or loss), after realized gains on investments have been added thereto and realized losses on investments have been subtracted therefrom and net of unrealized

Medallion Funding Corp.                               Second Amendment Agreement


     appreciation or depreciation on investments, of the Company for such period, which shall be an amount equal to net revenues and other proper items of income less than aggregate for the Company of any and all items that are treated as expenses under GAAP and, to the extent applicable thereto, the regulations of the SEC applicable to investment companies, after realized gains on investments have been added thereto and realized losses on investments have been subtracted therefrom and net of unrealized appreciation or depreciation on investments.

          "Agent" shall have the meaning set forth for such term in the Bank Loan Agreement.

          "Bank Debt Prepayment" means any payment or prepayment of any (i) Senior Obligations (as defined in the Intercreditor Agreement and Collateral Agency Agreement) provided, however, in the case of a payment or prepayment of the revolving credit under the Bank Loan Agreement, only to the extent that such payment or prepayment results in a permanent reduction of the availability thereunder, or (ii) any other Additional Senior Obligations (as defined in the Intercreditor Agreement and the Collateral Agency Agreement).

          "Borrowing Base" shall have the meaning set forth for such term in the Bank Loan Agreement.

          "Borrowing Base Certificate" shall have the meaning set forth for such term in the Bank Loan Agreement.

          "Debt Offering" shall mean the sale or issuance by the Company or any of its Subsidiaries of any Indebtedness.

          "EBIT" shall mean, with respect to the Company for any period, the sum of (i) Adjusted Net Investment Income, plus (ii) Interest Expense, plus
     (iii) federal, state and local income taxes, if any, of the Company for such period, computed in accordance with GAAP.

          "Equity Offering" shall mean the sale or issuance by the Company or any of its Subsidiaries of any of its Capital Stock or other equity interests or any warrants, rights or options to acquire its Capital Stock or other equity interests (including any debt securities that are convertible into, or exchangeable for, capital stock or equity interests but excluding any capital contributions permitted by this Agreement made by the Company to any of its Subsidiaries).

          "Excess Dividends" shall have the meaning set forth for such term in
     Section 8.8(d).

          "Net Cash Proceeds" shall mean, with respect to (a) any Debt Offering or Equity Offering, the excess of the gross cash proceeds received by the Company or any of its Subsidiaries from such Debt Offering or Equity Offering after deduction of reasonable

Medallion Funding Corp.                               Second Amendment Agreement


     and customary transaction expenses actually incurred in connection with such Debt Offering or Equity Offering, and (b) any sale, disposition or transfer of assets by the Company or any of its Subsidiaries or of any of the Capital Stock of the Guarantor by the Parent, the net cash proceeds received by the Company or any of its Subsidiaries or, in the case of any of the Capital Stock of the Guarantor, by the Parent in respect thereof, less all reasonable out-of-pocket fees, commissions and other reasonable and customary expenses actually incurred in connection with such asset sale, including the amount of income, franchise, sales and other applicable taxes required to be paid by the Company, such Subsidiary or the Parent in connection with such sale, disposition or transfer.

          "Payment Amount One" shall mean the sum of (a) $2,000,000, plus (b) $400,000, plus (c) the sum of 0.90% multiplied by the principal amount of Additional Senior Obligations (as defined in the Intercreditor Agreement) outstanding at the time of determination.

          "Payment Amount Two" shall mean the sum of (a) four multiplied by the amount of the Excess Dividends, plus (b) .8 multiplied by the amount of the Excess Dividends, plus (c) the product of the principal amount of Additional Senior Obligations (as defined in the Intercreditor Agreement) outstanding at the time of determination divided by $220,000,000 multiplied by four multiplied by the amount of the Excess Dividends.

          "Total Intercompany Receivables" shall mean, with respect to the Company, the sum of (a) the amount listed as "Intercompany Receivables" on the Company's balance sheet delivered to each holder of Notes pursuant to
     Section 7.1(a) or (b) as the case may be, plus (b) to the extent not otherwise included, all amounts owed to the Company by its Affiliates, plus
     (c) to the extent not otherwise included, Investments by the Company in its Affiliates.

Section 2.  Waiver of Event of Default

     Each of the Holders hereby waives the Event of Default under Section 11(f) of the Existing Note Purchase Agreements, which arises due to the Company's failure to comply with the covenant set forth in Section 7.4 of the Bank Loan Agreement, provided, however, that such waiver shall only be effective to the extent that the ratio of the sum of Net Income (as defined in the Bank Loan Agreement) plus Interest Expense (as defined in the Bank Loan Agreement) to Interest Expense for the fiscal quarter ended March 31, 2001 shall not be less than 1.28:1.

Section 3.  Amendment No. 1 to the Security Agreement.

     Section 3.1. Amendments to Security Agreement. The Security Agreement dated as of June 1, 1999, between the Company and Fleet Bank, N.A., as the Collateral Agent for the benefit of those named therein, is hereby amended by
(a) in the definition of "Collateral", (i) deleting the word "and" at the end of subsection (q) thereof, (ii) relettering subsection (r) as subsection (v), and
(iii) adding the following new subsections (r), (s), (t) and (u) in proper alphabetical order therein:

Medallion Funding Corp.                               Second Amendment Agreement


            "(r) all Receivables;

            (s)  all Documents;

            (t)  all Depository Accounts;

            (u) rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims and rights to the proceeds of letters of credit, and";

     (b) inserting in Section 1.1, in the places required by alphabetical order, the following new definitions:


            "Documents" shall have the meaning assigned to it in Section 9-105(1)(i) of the UCC.

            "Receivables" shall mean, with respect to any Person, all present and future rights to payment for goods sold or leased or for services rendered by such Person whether or not evidenced by an instrument or chattel paper.

     (c) amending Section 2.3 by adding the following new subsection (d) in proper alphabetical order therein:

            "(d) Upon the effectiveness of certain revisions to Article 9 of the UCC described in Section 6.14 hereof, comply with all of the requirements of and its agreements contained within such Section 6.13."

and (d) adding the following new Sections 6.15 and 6.16 in proper numerical order therein:

            Section 6.15. Concerning Revised Article 9 of the Uniform Commercial Code. The parties acknowledge and agree to the following provisions of this Agreement in anticipation of the possible application, in one or more jurisdictions to the transactions contemplated hereby, of the revised
     Article 9 of the UCC in the form or substantially in the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Law and contained in the 1999 official text of Revised
     Article 9 ("Revised Article 9").

            Section 6.15.1.  Attachment.

            In applying the law of any jurisdiction in which Revised Article 9 is in effect, the Collateral is all assets of the Company, whether or not within the scope of Revised Article 9. The Collateral shall include, without limitation, the following categories of assets as defined in Revised Article 9: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is

Medallion Funding Corp.                               Second Amendment Agreement


     evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned or hereafter acquired. If the Company shall at any time, whether or not Revised Article 9 is in effect in any particular jurisdiction, acquire a commercial tort claim, as defined in Revised Article 9, the Company shall immediately notify the Agent in a writing signed by the Company of the brief details thereof and grant to the Agent for the benefit of the Noteholders in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Noteholders.

          Section 6.15.2.  Perfection by Filing.

          The Collateral Agent may at any time and from time to time, pursuant to the provisions of Sections 2.3(d) or 2.6 hereof, file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of the Company or words of similar effect and which contain any other information required by Part 5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Company is an organization, the type of organization and any organization identification number issued to the Company. The Company agrees to furnish any such information to the Collateral Agent promptly upon request. Any such financing statements, continuation statements or amendments may be signed by the Collateral Agent on behalf of the Company, as provided in Section
     2.6 hereof, and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

          Section 6.15.3.  Other Perfection, etc.

          The Company shall at any time and from time to time, whether or not Revised Article 9 is in effect in any particular jurisdiction, take such steps as the Collateral Agent may reasonably request for the Collateral Agent (a) to obtain an acknowledgement, in form and substance satisfactory to the Collateral Agent, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Collateral Agent for the benefit of itself and the Noteholders, (b) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in Revised Article 9 with corresponding provisions in Rev. (S)(S) 9-104, 9-105, 9-106 and 9-107 relating to what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance satisfactory to the Collateral Agent, and (c) otherwise to insure the continued perfection and priority of the Collateral Agent's security interest for the benefit of itself and the Noteholders in any of the Collateral and of the preservation of its rights therein, whether in anticipation and following the effectiveness of Revised Article 9 in any jurisdiction.

          Section 6.15.4.  Provisions.

Medallion Funding Corp.                               Second Amendment Agreement


          In applying the law of any jurisdiction in which Revised Article 9 is in effect, the following references to sections in this Agreement to existing Article 9 of that jurisdiction shall be to the Revised Article 9 Section of that jurisdiction indicated below:


     --------------------------------------------------------------------------------
     Agreement Section         Existing Article 9          Revised Article 9
     --------------------------------------------------------------------------------
     1.1                       (S) 9-105(1)(b)             Rev. (S) 9-102(a)(11)
     --------------------------------------------------------------------------------
     1.1                       (S) 9-105(1)(i)             Rev. (S) 9-102(a)(47)
     --------------------------------------------------------------------------------
     1.1                       (S) 9-106                   Rev. (S) 9-102(a)(2) (for
                                                           the definition of
                                                           "accounts") or Rev. (S)
                                                           9-102(a)(46) (for the
                                                           definition of general
                                                           intangibles)
     --------------------------------------------------------------------------------
     1.1                       (S) 9-109(2)                Rev. (S) 9-102(a)(33)
     --------------------------------------------------------------------------------
     1.1                       (S) 9-109(4)                Rev. (S) 9-102(a)(48)
     --------------------------------------------------------------------------------
     1.1                       (S) 9-115                   Rev. (S) 9-102(a)(49)
     --------------------------------------------------------------------------------
     1.1                       (S) 9-306(1)                Rev. (S) 9-102(a)(64)
     --------------------------------------------------------------------------------

          6.15.5 Savings Clause. Nothing contained in this Section 6.15 shall be construed to narrow the scope of the Collateral Agent's security interest hereunder in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of the Agent or any Noteholders hereunder except (and then only to the extent) mandated by Revised Article 9 to the extent then applicable.

          Section 6.16.  Transitional Arrangements.

          The Company hereby (a) confirms its prior grant to the Collateral Agent in favor of the Noteholders of a security interest in the "Collateral" (as defined herein), and (b) grants a continuing lien on such "Collateral" (as defined herein)."

Section 4.  Amendment No. 1 to the Parent Pledge Agreement    .

     Section 23 of the Parent Pledge Agreement is hereby amended by (a) deleting the word "and" at the end of subsection (b) thereof, (b) relettering subsection
(c) as subsection (d), and (c) adding the following new subsection (c) in proper alphabetical order therein:

          "(c)  consented to and agreed to be bound by the terms of Section
     8.8 of the Note Agreements, including 8.8(b) of the Note Agreements, and".

Section 5.  Consent to Amendment of Bank Loan Agreement, etc.

     Each of the Holders hereby consents to the amendment of the Bank Loan Agreement in the form and substance satisfactory to the Holders and attached hereto as Exhibit B for purposes of Section 2 of the Intercreditor Agreement and
Section 10.11 of the Existing Note Purchase Agreements.

Medallion Funding Corp.                               Second Amendment Agreement


Section 6.  Representations and Warranties.

     The Company represents and warrants to the Holders as of the date hereof, and as of any date on which the conditions set forth in Section 6 below are met, that:

    Section 6.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and the corporate authority to own or hold under lease the Properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, and to execute, deliver and perform this Amendment and the Note Documents.

    Section 6.2. Authorization, Etc. The execution and delivery by the Company of this Amendment and all other instruments and agreements required to be executed and delivered by the Company in connection with the transactions contemplated hereby or referred to herein (collectively, the "Amendment Documents"), and the performance by the Company of any of its obligations and agreements under the Amendment Documents and the Note Purchase Agreements and the other Note Documents, as amended hereby, have been duly authorized by all necessary corporate action on the part of the Company, each of the Amendment Documents has been duly executed and delivered by the Company. Each of the Amendment Documents, the Existing Note Purchase Agreements and the other Note Documents, as amended hereby, constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    Section 6.3. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Amendment and the other Note Documents do not and will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority known to be applicable to the Company or any Subsidiary.

    Section 6.4. No Default or Event of Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

    Section 6.5. Compliance. The Company has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof.

Medallion Funding Corp.                               Second Amendment Agreement


    Section 6.6. No Consents. No approval or consent of, or filing with, any Governmental Authority is required to make valid and legally binding the execution, delivery or performance by the Company of the Amendment Documents or the Note Purchase Agreements or other Note Documents, as amended hereby, or the consummation by the Company of the transactions among the parties contemplated hereby and thereby or referred to herein.

    Section 6.7. Representations in Note Purchase Agreements. The representations and warranties contained in Section 5 of the Note Purchase Agreements were true and correct at and as of the date made. Except (i) to the extent of changes resulting from transactions contemplated or permitted by the Note Purchase Agreements and the other Note Documents, changes occurring in the ordinary course of business (which changes, either singly or in the aggregate, have not been materially adverse), (ii) to the extent that such representations and warranties relate expressly to an earlier date, and (iii) after giving effect to the provisions hereof, such representations and warranties, after giving effect to this Amendment, also are correct at and as of the date hereof. The Company acknowledges and agrees that the representations and warranties contained in this Amendment shall constitute representations and warranties referred to in Section 5 of the Note Purchase Agreements, a breach of which shall constitute an Event of Default.

    Section 6.8. Priority; Continued Effectiveness. Except as otherwise permitted under the Note Purchase Agreements, the Collateral Agent, for the ratable benefit of the holders of the Notes, has a valid and perfected first priority security interest (subject to the terms of the Intercreditor Agreement and the Collateral Agency Agreement) in and to all Collateral, enforceable against the Company and all third parties in all relevant jurisdictions and securing the payment of the Notes and all other sums payable under or in connection with the Note Documents. Each of the Company Security Agreement and, after the execution and delivery thereof, the Parent Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the holders of the Notes, a valid and perfected first priority security interest (subject to the terms of the Intercreditor Agreement and the Collateral Agency Agreement and except as otherwise permitted hereunder) in and to the Collateral described therein securing the payment of the Notes and all other sums payable under or in connection with the Note Documents, whether incurred prior to or after the Effective Date. No additional Company Financing Statements are required to be filed in order to maintain the perfection and priority of the security interests created pursuant to the Company Security Agreement and the Parent Pledge Agreement.

Medallion Funding Corp.                               Second Amendment Agreement


    Section 6.9. Investment Company Act. The Company is a closed-end management investment company registered under the 1940 Act. The Company is an "investment company," as such term is defined in the 1940 Act. The Company is not a "business development company," as such term is defined in the 1940 Act. The purchase of the Notes by the holders, the application of the proceeds and repayment thereof by the Company and the performance of the transactions contemplated by this Agreement and the other Note Documents did not and will not violate any provision of said Act, or any rule, regulation or order issued by the SEC thereunder.

Section 7.  Conditions Precedent.

     This Second Amendment Agreement shall be effective when each of the following conditions shall have been satisfied (the "Effective Date"):

    Section 7.1. Execution. Each of the Holders shall have received this Amendment, duly executed by the Company. The Holders shall have consented to this Amendment as evidenced by their execution thereof.

    Section 7.2. Representations and Warranties. The representations and warranties of the Company set forth in Section 6 hereof are true and correct as of the Effective Date.

    Section 7.3. Related Transactions. (a) The Holders shall have received an executed copy of the amendment of the Financial Agreement in the form attached hereto as Exhibit A.

    (b) The Holders shall have received an executed copy of the Amendment No. 5 to the Bank Loan Agreement in the form attached hereto as Exhibit B.

    Section 7.4. Amendment Fee. The Holders shall have received by wire transfer to each Holder's account specified in Schedule A to the Existing Note Purchase Agreements their pro rata portion of an amendment fee equal .15%.

    Section 7.5. Payment of Fees. The Company shall have paid the fees and disbursements of the Holders' special counsel, Chapman and Cutler, incurred in connection with the negotiation, preparation, execution and delivery of this Amendment.

Upon receipt of all of the foregoing, this Amendment shall become effective.

Section 8.  Miscellaneous.

    Section 8.1. Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such state.

    Section 8.2. Counterparts. This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one Amendment.

Medallion Funding Corp.                               Second Amendment Agreement


    Section 8.3. Captions. The descriptive headings of the various Sections or parts of this Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

    Section 8.4. References to Existing Note Purchase Agreements or Security Agreement. Any and all notices, requests, certificates and other instruments executed and delivered concurrently with or after the effectiveness of this Amendment may refer to the Existing Note Purchase Agreements and the Outstanding Notes or the Security Agreement without making specific reference to this Amendment but nevertheless all such references shall be deemed to include this Amendment unless the context shall otherwise require.

    Section 8.5. Expenses. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay all expenses relating to the subject matter of this Amendment, including but not limited to the reasonable out-of-pocket expenses of the Holders and the reasonable fees and expenses of Chapman and Cutler, special counsel for the Holders.

    Section 8.6. Ratification. Except to the extent hereby modified or amended, the Existing Note Purchase Agreements, the Security Agreement as amended hereby and the other Note Documents are in all respects hereby ratified, confirmed and approved by the parties hereto.

Section 9.  Release.

    Section 9.1. Release. In order to induce the holders of the Notes to enter into this Amendment, the Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that: (a) such Person does not have any claim or cause of action against any holder of Notes (or any of its respective directors, officers, employees or agents); (b) such Person does not have any offset right, counterclaim or defense of any kind against any of their respective obligations, indebtedness or liabilities to any holder; and (c) each of the holders of the Notes has heretofore properly performed and satisfied in a timely manner all of its obligations to such Person. The Company, on behalf of itself and its Subsidiaries, wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the holders' rights, interests, contracts, collateral security or remedies. Therefore, the Company, on behalf of itself and its Subsidiaries, unconditionally releases, waives and forever discharges (x) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any holder of Notes to such Person, except the obligations to be performed by any holder on or after the date hereof as expressly stated in this Amendment, the Note Purchase Agreements and the other Note Documents, and (y) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Person might otherwise have against any holder of Notes or any of its directors, officers, employees or agents, in either case (x) or (y), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

Medallion Funding Corp.                               Second Amendment Agreement


                                 Medallion Funding Corp.


                                 By /s/ Alvin M. Murstein
                                    -----------------------
                                    Name:  Alvin M. Murstein
                                    Title: Chief Executive Officer


                                 By /s/ James Jack
                                    ----------------
                                    Name:  James E. Jack
                                    Title: Chief Financial Officer

Medallion Funding Corp.                               Second Amendment Agreement


     The foregoing Second Amendment Agreement is hereby accepted and agreed to as of the date aforesaid.


                                 The Travelers Insurance Company


                                 By /s/ A. William Carnduff
                                    -------------------------
                                    Name:  A. William Carnduff
                                    Title: Second Vice President


                                 First Citicorp Life Insurance Company

                                   By Travelers Asset Management
                                      International Company LLC


                                 By /s/ A. William Carnduff
                                    -------------------------
                                    Name:  A. William Carnduff
                                    Title: Second Vice President


                                 Citicorp Life Insurance Company

                                   By Travelers Asset Management
                                      International Company LLC

                                 By /s/ A. William Carnduff
                                    -------------------------
                                    Name:  A. William Carnduff
                                    Title: Second Vice President


                                 United of Omaha Life Insurance Company


                                 By /s/ Edwin H. Garrison, Jr.
                                    ----------------------------
                                    Name:  Edwin H. Garrison, Jr.
                                    Title: First Vice President

Medallion Funding Corp.                               Second Amendment Agreement


                                 Companion Life Insurance Company

                                 By /s/ Edwin H. Garrison, Jr.
                                    ----------------------------
                                    Name:  Edwin H. Garrison, Jr.
                                    Title: First Vice President

Medallion Funding Corp.                               Second Amendment Agreement


     Each of the undersigned hereby reaffirms and ratifies all of its agreements and obligations under the Note Documents which such Person is party to, and confirms that it consents to the amendment of the Existing Note Purchase Agreements as set forth above.


                                 Medallion Taxi Media


                                 By   /s/ Andrew M. Murstein
                                    ------------------------
                                    Name:  Andrew M. Murstein
                                    Title: Chief Executive Officer and Director


                                 By   /s/ Michael Leible
                                    --------------------
                                    Name:  Michael Leible
                                    Title: President


                                 Medallion Financial Corp.


                                 By   /s/ Andrew M. Murstein
                                    ------------------------
                                    Name:  Andrew M. Murstein
                                    Title: President and Director


                                 By   /s/ Brian S. O'Leary
                                    ----------------------
                                    Name:  Brian O'Leary
                                    Title: Chief Operating Officer

                                  Schedule 1


                                                Principal Amount and Series of
        Name of Holder of                        Outstanding Notes Held as of
        Outstanding Notes                                June 29, 2001

The Travelers Insurance Company                       $10,000,000 Series A
                                                      $10,000,000 Series B

First Citicorp Life Insurance Company                 $ 1,000,000 Series A
                                                      $ 1,000,000 Series B

Citicorp Life Insurance Company                       $ 1,000,000 Series A
                                                      $ 1,000,000 Series B
                                                      $   500,000 Series A
                                                      $   500,000 Series B

United of Omaha Life Insurance Company                $ 8,500,000 Series A
                                                      $ 8,500,000 Series B

Companion Life Insurance Company                      $ 1,500,000 Series A
                                                      $ 1,500,000 Series B



                                  Schedule 1
                        (to First Amendment Agreement)

                   Form of Amendment to Financial Agreement









                                   Exhibit A
                        (to First Amendment Agreement)

                   Form of Amendment to Bank Loan Agreement



                                   Exhibit B
                        (to First Amendment Agreement)